EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Acceptance Insurance Companies Inc. on Form S-8 of our reports dated March 12, 1996, (which expresses an unqualified opinion and includes an explanatory paragraph relating adoption of a new accounting policy) appearing in the Annual Report on Form 10-K of Acceptance Insurance Companies Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 24, 1996